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                                                                    EXHIBIT 23.2

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



Reliant Resources, Inc.
Attn: Mr. P. Griffin
P/a Keulsekade 189
3534 ACUTRECHT



May 2, 2001


                                                       Ref: J. van der Starre RA


BETREFT: INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Reliant Resources, Inc. on Form S-8 of our report dated May 11, 1999 on the financial statements of N.V. UNA, appearing in the Reliant Resources, Inc. Prospectus dated April 30, 2001.

Yours faithfully,


/s/ PRICEWATERHOUSECOOPERS N.V.
PricewaterhouseCoopers N.V.